UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 8, 2021, NorthWest Indiana Bancorp (the “Bancorp”) issued a press release announcing the Bancorp is seeking shareholder approval to change the Bancorp’s name to Finward Bancorp at a Special Meeting of Shareholders of the Bancorp to be held on March 3, 2021. On February 8, 2021, the Bancorp also released and posted to its website FAQs in connection with the name change, which are intended to be used primarily by the Bancorp’s shareholders. A copy of the press release and FAQs are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements regarding the matters discussed herein. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this report should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the Securities and Exchange Commission (“SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. In addition to matters discussed in this report, additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). Except as required by law, the Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Important Additional Information for Shareholders and Where to Find It

In connection with the Bancorp’s Special Meeting of Shareholders scheduled for March 3, 2021 (the “Special Meeting”), the Bancorp has filed with the SEC and furnished to the Bancorp’s shareholders a definitive proxy statement dated January 27, 2021 (the “Proxy Statement”). SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE SPECIAL MEETING AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The Proxy Statement and other relevant materials, and any other documents the Bancorp has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain copies of the documents the Bancorp has filed with the SEC, free of charge, from the Bancorp at www.ibankpeoples.com under the tab “Investor Relations – SEC Filings.” Alternatively, these documents can be obtained free of charge from the Bancorp upon written request to NorthWest Indiana Bancorp, Attn: Shareholder Services, 9204 Columbia Avenue, Munster, Indiana 46321, or by calling (219) 836-4400. The information available through the Bancorp’s website is not and shall not be deemed part of this report or incorporated by reference into other filings the Bancorp makes with the SEC.

The Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Bancorp’s shareholders with respect to the Special Meeting that will be held to consider the proposed name change of the Bancorp. Information about the directors and executive officers of the Bancorp is set forth in the Bancorp’s Annual Report on Form 10-K filed with the SEC on March 16, 2020, in the proxy statement for the Bancorp’s 2020 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 3, 2020, and in the Proxy Statement filed with the SEC on Schedule 14A on January 27, 2021 in connection with the Special Meeting. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the Special Meeting. Free copies of this document may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release regarding name change dated February 8, 2021.

99.2	Frequently Asked Questions: Name Change to Finward Bancorp dated February 8, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2021

NORTHWEST INDIANA BANCORP

By:	/s/ Peymon S. Torabi
Name: Peymon S. Torabi
Title: Executive Vice President, Chief
Financial Officer and Treasurer